SECURITIES AND EXCHANGE COMMISSION

                                   Washington, DC 20549



                                        Form 8-K

                                    Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): February 2, 2000


                           Trans Global Services, Inc.
             (Exact name of Registrant as Specified in its Charter)

            Delaware                0-23382              62-1544008
(State or other jurisdiction      (Commission         (IRS Employer
 corporation                       File No.)          Identification No.)



     1393 Veterans Memorial Highway, Hauppauge, New York 11788
              (Address of Principal Executive Office)


     Registrant's telephone number, including area code: (516) 724-0040













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Item 2.  Acquisition or Disposition of Assets.

On February 2, 2000, the Registrant and IT Staffing Ltd. terminated the Agreement and Plan of Merger (the "Agreement") among the Registrant, IT Staffing Ltd. and ITS Acquisition Corp.

Item 7.  Financial Statements and Exhibits.

                  (c)      Exhibits.

2.1 Termination Agreement dated February 2, 2000, by and among IT Staffing Ltd. and ITS Acquisition Corp. and the Registrant.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TRANS GLOBAL SERVICES, INC.

                                         s/ Joseph G. Sicinski
Date: February    , 2000                    Joseph G. Sicinski
                                            President and CEO



                        Exhibit 2.1










































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                               TERMINATION AGREEMENT

Termination Agreement dated this 2nd day of February, 2000, by and among IT Staffing Ltd., an Ontario corporation ("Parent"), ITS Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Subsidiary"), and Trans Global Services, Inc., a Delaware corporation ("Trans Global"), Parent, Subsidiary and Trans Global being collectively referred to as the "Parties" and each, individually, as a "Party."

                              W I T N E S S E T H:

WHEREAS, the Parties have entered into an agreement and plan of merger (the "Merger Agreement") dated November 1, 1999; and

WHEREAS, each of the Parties has determined that the consummation of the Merger, as defined in the Merger Agreement, pursuant to the Merger Agreement is not in the best interest of such Party;

WHEREFORE, the Parties do hereby agree as follows:

1. The Merger Agreement is hereby terminated, effectively immediately, by mutual consent of the Parties pursuant to Paragraph 10(c) of the Merger Agreement.

2. No Party shall have any obligation to any other Party either as a result of the termination of the Merger Agreement or pursuant to the Merger Agreement.

3. The Parties shall issue a joint press release in the form of Exhibit A to this Agreement.


IN WITNESS WHEREOF, each Party executed this Agreement as of the date first above written.



TRANS GLOBAL SERVICES, INC.                 IT STAFFING LTD.


By:____________________________           By:____________________________
      Joseph G. Sicinski                          Declan French
      President and CEO                           President and CEO

                                            IT ACQUISITION CORP.


                                          By:_____________________________
                                                  Declan French
                                                  President

                                     Exhibit A

               TRANS GLOBAL AND IT STAFFING TERMINATE MERGER AGREEMENT

Hauppauge, New York and Toronto, Ontario - Trans Global Services, Inc. (Nasdaq -
TGSI) and IT Staffing Ltd. (Nasdaq - ITST, BSE - ITS) announced today that the merger agreement between Trans Global and IT Staffing have been terminated by mutual agreement.

All of Trans Global's costs relating to the transaction will be written off in the fourth quarter of 1999, which will result in a loss by Trans Global for 1999 of approximately $1.5 million.

About Trans Global Services, Inc.

Trans Global provides a broad spectrum of technical staffing services to its clients in highly skilled engineering and design staffing. Headquartered in Hauppauge, New York, Trans Global's clients include major companies principally in the aircraft/aerospace industry as well as the electronics, telecommunications, banking and computer science industries and public utilities.

About IT Staffing Ltd.

IT Staffing Ltd. provides of information technology and engineering recruiting, consulting and recruitment technology. IT Staffing recently announced its plans to change its corporate name to Thinkpath Inc. With corporate headquarters in Toronto, Canada, IT Staffing also has offices in New York City, Boston,
Charleston, Atlanta, Detroit, and Palm Springs. Its clients include software development, financial, banking, telecommunications, government and information technology companies.

For Information Contact:

Glen R. Charles, CFO, Trans Global Services, Inc. (516) 724-0006
Declan French, President and CEO, IT Staffing Ltd. (416) 364-8800